Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports Record Earnings

for 2018 Third Quarter and Nine Month Financial Results

MIDDLEFIELD, OHIO, October 17, 2018 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and nine months ended September 30, 2018.

2018 Nine Month Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 27.4% to $9.0 million

•	Earnings per diluted share increased 17.3% to $2.78 per share, despite an 8.8% increase in the average number of diluted shares outstanding

•	For the 2018 third quarter, return on average equity was 10.33%, compared to 8.12% for the quarter ended September 30, 2017

•	For the 2018 third quarter, return on average tangible common equity(1) was 12.00%, compared to 9.57% for the quarter ended September 30, 2017

•	Book value per share was up 4.1% to $38.38 per share

•	Tangible book value(1) per share was up 5.6% to $32.96 per share

•	Total net loans increased 10.8% to $965.5 million

•	Total interest income improved 13.8% to $36.9 million

•	Noninterest expense was up only 1.1%

•	Equity to assets remains strong at 10.30%

“Earnings per diluted share were a quarterly record during the third quarter. Middlefield also ended the third quarter with record loans and deposits, and we experienced a significant expansion in returns on average assets, equity, and tangible common equity,” stated Thomas G. Caldwell, President and Chief Executive Officer. “Our efficiency ratio continues to improve despite additional operating expenses associated with our new Powell, Ohio office that opened in September. Our recently opened Sunbury and Powell offices are well positioned to capitalize on favorable trends in the Central Ohio market and we are encouraged with the performance of these new locations. The economic landscape in both of our Ohio markets remains stable, supporting strong loan growth and performance.

“Three years ago, we implemented a strategic plan that focused on creating continued value for our shareholders by profitably growing our business. Middlefield’s third quarter results reflect the favorable execution of this strategic plan and the trends are encouraging. As we start the process to update our strategic plan, we are excited by the direction we are headed and the opportunities we have to grow our franchise. Middlefield’s financial results have strengthened throughout the year and we believe we are well positioned to end 2018 with record full-year results,” concluded Mr. Caldwell.

Income Statement

For the 2018 nine months, net interest income increased 8.9% to $30.0 million, compared to $27.5 million for the same period last year. Year-to-date, the net interest margin was 3.77%, compared to 3.82% for the same period last year. Net interest income for the 2018 third quarter was $10.3 million, compared to $9.5 million for the 2017 third quarter. The 7.8% increase in net interest income for the 2018 third quarter was largely a result of a 13.2% increase in interest and fees on loans. The net interest margin for the 2018 third quarter was 3.72%, compared to 3.81% for the same period of 2017.

For the 2018 nine months, noninterest income was $2.8 million, compared to $3.9 million for the same period last year. Noninterest income for the 2018 third quarter was $0.9 million, compared to $1.4 million for the same period last year.

For the 2018 nine months, noninterest expense increased 1.1% to $21.5 million, compared to $21.3 million for the same period last year. Operating costs in the 2018 third quarter decreased 2.8% to $7.1 million from $7.3 million for the 2017 third quarter. Noninterest expense for the 2017 nine months included $1.0 million of additional one-time operating expenses as a result of the Liberty acquisition.

“Asset quality continues to improve and during the first three quarters Middlefield’s nonperforming assets have declined 27.9%, compared to the 10.7% increase in loans,” said Donald L. Stacy, Chief Financial Officer. “As a result, our nonperforming loans to total loans was 1.08%, which is the lowest level in six quarters. While competition for new deposits remains elevated, our strategies to drive deposit growth were successful and we ended the quarter with over $1.0 billion in deposits for the first time in our history. Over the past three months Middlefield’s total deposits increased by $81.5 million or 8.7%. Our loan-to-deposit ratio was 96.0% at September 30, 2018, compared to 97.9% at September 30, 2017, and 101.2% at June 30, 2018. We continue to believe we will improve operating leverage throughout the remainder of the year, which should translate to continued earnings growth and improved profitability.”

Balance Sheet

Total assets at September 30, 2018, increased 11.6% to over $1.2 billion from approximately $1.1 billion at September 30, 2017. Net loans at September 30, 2018, were $965.5 million, compared to $871.7 million at September 30, 2017, and $916.0 million at December 31, 2017. The 10.8% year-over-year improvement in net loans was across almost all loan categories and was primarily a result of a 20.0% increase in commercial mortgage loans, a 4.2% increase in residential mortgage loans, and a 20.0% increase in real estate construction loans, partially offset by a 6.2% decrease in commercial and industrial loans, 7.8% decline in consumer installment loans.

Total deposits at September 30, 2018, were $1.0 billion, compared to $897.7 million at September 30, 2017. The 12.9% year-over-year increase in deposits was primarily a result of higher noninterest-bearing demand, money market, savings, and time deposits. The investment portfolio, which is entirely classified as available for sale, was $99.7 million September 30, 2018, compared with $98.3 million at September 30, 2017.

Stockholders’ Equity and Dividends

At the end of the 2018 third quarter, shareholders’ equity increased 4.8% to $124.2 million compared to $118.5 million at September 30, 2017. On a per share basis, shareholders’ equity at September 30, 2018, was $38.38 compared to $36.86 at the same period last year. Tangible stockholders’ equity(1) increased 6.3% to $106.7 million for the 2018 third quarter, compared to $100.3 million at September 30, 2017. On a per-share basis, tangible stockholders’ equity(1) was $32.96 at September 30, 2018, compared to $31.21 at September 30, 2017.

Through the first nine months of 2018, the company declared cash dividends of $0.89 per share, compared to $0.81 per share for the same period last year. The dividend payout ratio for the 2018 nine-month period was 31.9% compared to 35.2% for the same period last year.

At September 30, 2018, the company had an equity to assets leverage ratio of 10.30%, compared to 10.96% at September 30, 2017.

Asset Quality

The provision for loan losses for the 2018 third quarter was $210,000 versus $280,000 for the same period last year. Nonperforming assets at September 30, 2018, were $10.8 million, compared to $15.0 million at September 30, 2017. Net charge-offs for the 2018 third quarter were $218,000, or 0.09% of average loans, annualized, compared to $33,000, or 0.02% of average loans, annualized at September 30, 2017.

Year-to-date net charge-offs were $326,000, or 0.05% of average loans, annualized compared to $361,000, or 0.06% of average loans, annualized for the same period last year. The allowance for loan losses at September 30, 2018, stood at $7.5 million, or 0.77% of total loans, compared to $6.9 million or 0.78% of total loans at September 30, 2017.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.2 billion at September 30, 2018. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio. Additional information is available at www.middlefieldbank.bank.

(1)This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

Balance Sheets (period end)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
ASSETS
Cash and due from banks	$81,951	$42,451	$33,258	$39,886	$47,731
Federal funds sold	—	28,795	—	—	1,200

Cash and cash equivalents	81,951	71,246	33,258	39,886	48,931
Equity securities, at fair value	671	656	643	—	—
Investment securities available for sale, at fair value	99,717	100,028	91,262	95,283	98,334
Loans held for sale	925	1,132	937	463	5,930
Loans	972,968	943,674	932,374	923,213	878,541
Less allowance for loan and lease losses	7,494	7,502	7,551	7,190	6,852

Net loans	965,474	936,172	924,823	916,023	871,689
Premises and equipment, net	13,002	12,978	12,225	11,853	11,768
Goodwill	15,071	15,071	15,071	15,071	15,299
Core deposit intangibles	2,484	2,571	2,658	2,749	2,848
Bank-owned life insurance	15,970	15,862	15,764	15,652	15,542
Other real estate owned	257	181	212	212	557
Accrued interest receivable and other assets	10,806	10,182	9,911	9,144	9,928

TOTAL ASSETS	$1,206,328	$1,166,079	$1,106,764	$1,106,336	$1,080,826

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
LIABILITIES
Deposits:
Noninterest-bearing demand	$205,357	$207,791	$194,203	$192,438	$181,550
Interest-bearing demand	96,565	92,116	96,659	83,990	91,184
Money market	191,261	137,572	149,359	150,277	161,101
Savings	224,704	204,408	221,851	208,502	212,371
Time	295,874	290,359	282,501	242,987	251,449

Total deposits	1,013,761	932,246	944,573	878,194	897,655
Short-term borrowings	55,304	87,833	18,671	74,707	20,274
Other borrowings	8,956	18,996	19,028	29,065	39,273
Accrued interest payable and other liabilities	4,074	4,288	4,340	4,507	5,130

TOTAL LIABILITIES	1,082,095	1,043,363	986,612	986,473	962,332

STOCKHOLDERS’ EQUITY
Common equity	85,687	85,544	85,116	84,859	84,722
Retained earnings	53,520	51,121	48,927	47,431	45,913
Accumulated other comprehensive (loss) income	(1,456)	(431)	(373)	1,091	1,377
Treasury stock	(13,518)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	124,233	122,716	120,152	119,863	118,494

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,206,328	$1,166,079	$1,106,764	$1,106,336	$1,080,826

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Nine Months Ended
Statements of Income	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,821	$11,234	$11,054	$10,696	$10,443	$34,109	$29,539
Interest-earning deposits in other institutions	178	115	119	80	107	412	248
Federal funds sold	8	7	14	6	5	29	9
Investment securities:
Taxable interest	167	170	169	162	159	506	600
Tax-exempt interest	598	550	525	560	579	1,673	1,846
Dividends on stock	57	53	59	60	37	169	189

Total interest and dividend income	12,829	12,129	11,940	11,564	11,330	36,898	32,431

INTEREST EXPENSE
Deposits	2,178	1,973	1,640	1,530	1,468	5,803	3,820
Short-term borrowings	296	192	276	101	202	764	652
Other borrowings	104	118	122	131	148	344	413

Total interest expense	2,578	2,283	2,038	1,762	1,818	6,911	4,885

NET INTEREST INCOME	10,251	9,846	9,902	9,802	9,512	29,987	27,546
Provision for loan losses	210	210	210	430	280	630	615

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,041	9,636	9,692	9,372	9,232	29,357	26,931

NONINTEREST INCOME
Service charges on deposit accounts	491	472	453	478	479	1,416	1,397
Investment securities gains on sale, net	—	—	—	—	398	—	886
Gain on equity securities	15	13	18	—	—	46	—
Earnings on bank-owned life insurance	108	98	112	115	109	318	316
Gains on sale of loans	43	117	4	106	255	164	720
Other income	291	305	199	219	200	807	622

Total noninterest income	948	1,005	786	918	1,441	2,751	3,941

NONINTEREST EXPENSE
Salaries and employee benefits	3,839	3,866	3,979	3,134	3,725	11,684	10,624
Occupancy expense	460	472	536	449	476	1,468	1,397
Equipment expense	262	201	233	261	242	696	789
Data processing costs	481	402	477	416	468	1,360	1,376
Ohio state franchise tax	244	244	115	186	186	603	558
Federal deposit insurance expense	150	150	150	165	165	450	368
Professional fees	346	327	445	522	434	1,118	1,230
Advertising expense	236	230	228	161	248	694	660
Software amortization expense	155	155	150	134	118	460	280
Core deposit intangible amortization	87	87	91	98	101	265	276
Merger expense	—	—	—	28	338	—	1,032
Other expense	832	929	941	663	796	2,702	2,678

Total noninterest expense	7,092	7,063	7,345	6,217	7,297	21,500	21,268

Income before income taxes	3,897	3,578	3,133	4,073	3,376	10,608	9,604
Income taxes	593	481	528	1,687	914	1,602	2,535

NET INCOME	$3,304	$3,097	$2,605	$2,386	$2,462	$9,006	$7,069

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Per common share data	2018	2018	2018	2017	2017	2018	2017
Net income per common share - basic	$1.02	$0.96	$0.81	$0.73	$0.77	$2.79	$2.38
Net income per common share - diluted	$1.02	$0.96	$0.80	$0.73	$0.76	$2.78	$2.37
Dividends declared per share	$0.28	$0.28	$0.33	$0.27	$0.27	$0.89	$0.81
Book value per share (period end)	$38.38	$37.95	$37.28	$37.25	$36.86	$38.38	$36.86
Tangible book value per share (period end) (2) (3)	$32.96	$32.49	$31.78	$31.71	$31.21	$32.96	$31.21
Dividends declared	$905	$903	$1,063	$868	$867	$2,871	$2,490
Dividend yield	2.36%	2.21%	2.69%	2.24%	2.34%	2.53%	2.35%
Dividend payout ratio	27.39%	29.16%	40.81%	36.38%	35.22%	31.88%	35.22%
Average shares outstanding - basic	3,234,393	3,225,726	3,220,262	3,215,300	3,212,335	3,226,845	2,966,151
Average shares outstanding - diluted	3,248,326	3,240,329	3,238,069	3,231,791	3,223,753	3,242,299	2,978,743
Period ending shares outstanding	3,236,689	3,233,678	3,222,984	3,217,716	3,214,737	3,236,689	3,214,737

Selected ratios
Return on average assets	1.13%	1.11%	0.94%	0.86%	0.90%	1.06%	0.89%
Return on average equity	10.33%	10.08%	8.73%	7.72%	8.12%	9.73%	8.82%
Return on average tangible common equity (2) (4)	12.00%	11.77%	10.23%	9.05%	9.57%	11.36%	10.58%
Yield on earning assets	4.65%	4.61%	4.57%	4.51%	4.52%	4.62%	4.47%
Cost of interest bearing liabilities	1.25%	1.16%	1.03%	0.89%	0.92%	1.15%	0.84%
Net interest spread	3.40%	3.45%	3.54%	3.62%	3.60%	3.47%	3.63%
Net interest margin	3.72%	3.76%	3.82%	3.84%	3.81%	3.77%	3.82%
Efficiency (1)	61.65%	63.43%	67.00%	55.58%	63.96%	63.96%	64.71%
Equity to assets at period end	10.30%	10.52%	10.86%	10.83%	10.96%	10.30%	10.96%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
End of Period Loan Balances	2018	2018	2018	2017	2017
Commercial and industrial	$93,144	$101,975	$99,809	$101,346	$99,314
Real estate - construction	48,901	45,647	48,687	47,017	40,760
Real estate - mortgage:
Residential	329,609	320,858	316,856	318,157	316,191
Commercial	483,675	457,050	448,766	437,947	403,135
Consumer installment	17,639	18,144	18,256	18,746	19,141

Total	$972,968	$943,674	$932,374	$923,213	$878,541

	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality data	2018	2018	2018	2017	2017
(Dollar amounts in thousands)
Non-accrual loans	$7,288	$8,357	$8,747	$8,433	$8,525
Troubled debt restructuring	3,241	3,051	9,071	4,982	5,608
90 day past due and accruing	—	15	—	—	268

Nonperforming loans	10,529	11,423	17,818	13,415	14,401
Other real estate owned	257	181	212	212	557

Nonperforming assets	$10,786	$11,604	$18,030	$13,627	$14,958

Allowance for loan losses	$7,494	$7,502	$7,551	$7,190	$6,852
Allowance for loan losses/total loans	0.77%	0.79%	0.81%	0.78%	0.78%
Net charge-offs (recoveries):
Quarter-to-date	$218	$259	$(151)	$92	$33
Year-to-date	326	108	(151)	453	361
Net charge-offs to average loans, annualized:
Quarter-to-date	0.09%	0.11%	-0.06%	0.04%	0.02%
Year-to-date	0.05%	0.02%	-0.06%	0.05%	0.06%
Nonperforming loans/total loans	1.08%	1.21%	1.91%	1.45%	1.64%
Allowance for loan losses/nonperforming loans	71.17%	65.67%	42.38%	53.60%	47.58%
Nonperforming assets/total assets	0.89%	1.00%	1.63%	1.23%	1.38%

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
(Dollar amounts in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Stockholders’ Equity	$124,233	$122,716	$120,152	$119,863	$118,494	$124,233	$118,494
Less Goodwill and other intangibles	17,555	17,642	17,729	17,820	18,147	17,555	18,147

Tangible Common Equity	$106,678	$105,074	$102,423	$102,043	$100,347	$106,678	$100,347

Average Stockholders’ Equity	$126,865	$123,228	$121,001	$122,586	$120,310	$123,698	$107,112
Less Average Goodwill and other intangibles	17,597	17,683	17,773	17,987	18,251	17,685	17,762

Average Tangible Common Equity	$109,268	$105,545	$103,228	$104,599	$102,059	$106,013	$89,350